EXHIBIT 5

         December 15, 1997

         CUC International Inc.
         707 Summer Street
         Stamford, CT  06901

              RE:  Registration Statement on Form S-8

         Gentlemen and Ladies:

         I have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by CUC International Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 25,000,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock"), reserved for issuance under the Company's 1997 Stock Incentive Plan (the "Plan").

         In connection with the foregoing, I have examined, among other things, the Registration Statement, the Plan, and originals or copies, satisfactory to me, of all such corporate records and of all such agreements, certificates and other documents as I have deemed relevant and necessary as a basis for the opinion herein-after expressed. In such examination, I have assumed the genu-ineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the origi-nal documents of documents submitted to me as copies. As to various facts material to such opinion, I have, to the extent relevant facts were not independently established by me, relied on certificates of public officials and certificates and oaths and declarations of officers or other representatives of the Company.

         Based upon and subject to the foregoing, I am of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware; and

         2. The 25,000,000 shares of the Company's Common Stock being registered pursuant to the Registration Statement, when issued pursuant to the provisions of the Plan and upon pay-ment of the purchase price therefor, will be duly autho-rized, validly issued, fully paid and non-assessable.

         I hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the use of my name wherever appearing in such Registration Statement, including any amendment thereto.

         Very truly yours,

         /s/ Jeffrey A. Gershowitz

         Jeffrey A. Gershowitz
         Vice President and
         Associate General Counsel